UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2010

CHINA RITAR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057
 (Address of Principal Executive Offices)

(86) 755-83475380
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On December 8, 2010, China Ritar Power Corp., a Nevada corporation (the “Company”), held an annual meeting of its stockholders (the “Annual Meeting”). Present at the Annual Meeting, in person or by proxy, were holders of 17,687,826 shares of the Company’s common stock, or 80.9% of all shares eligible to vote on the subject proposals.

Proposal 1

Jiada Hu, Jianjun Zeng, Charles C. Mo, Yaofu Tang, and Xiongjie Wang were elected to the Company’s board of directors for the term of one year as follows:

Name	For	Against	Abstain	Broker Non-Votes
Jiada Hu	12,153,316	12,675	6,717	7,610,815
Jianjun Zeng	12,149,076	16,925	6,707	7,610,815
Charles C. Mo	12,154,526	12,275	5,907	7,610,815
Yaofu Tang	12,147,076	19,925	5,707	7,610,815
Xiongjie Wang	12,416,176	19,925	6,707	7,610,815

Proposal 2

Crowe Horwath (HK) CPA Limited was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The voting totals were as follows:

For	Against	Abstain	Broker Non-Votes
17,582,591	90,858	14,377	2,095,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Ritar Power Corp.

Date: December 9, 2010	By:	/s/ Jiada Hu
Jiada Hu
Chief Executive Officer